UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(AMENDMENT NO.      )

Filed by the registrant ☒                            Filed by a party other than the registrant ☐

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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Section 240.14a-12

VASCO Data Security International, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

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To the Stockholders of	May 29, 2009
VASCO Data Security International, Inc.:

We recently distributed proxy materials for the Annual Meeting of Stockholders of VASCO Data Security International, Inc. to be held on Wednesday, June 10, 2009. The proxy card included with those materials contained an error regarding the name of the plan listed in Proposal 2. Enclosed is a revised proxy card correcting that error. The correct name of the plan listed in Proposal 2 is “Executive Incentive Compensation Plan.”

If you have not yet returned the prior proxy card you received, please discard it and instead use the enclosed revised proxy card.

Even if you have already returned the prior proxy card, you must return the enclosed revised proxy card, using the enclosed postage-paid reply envelope, to have your shares voted by proxy at the June 10, 2009 Annual Meeting.

Votes on the prior proxy card will be disregarded for all purposes.

We apologize for any inconvenience.

Sincerely,
/s/ Clifford K. Bown
Clifford K. Bown
Secretary

Enclosure

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 10, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please complete, date, sign and mail the

detached proxy card in the enclosed postage-prepaid envelope.

DETACH PROXY CARD HERE

VASCO DATA SECURITY INTERNATIONAL, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

If properly executed, this proxy will be voted as specified herein or, if not specified, FOR the election as directors of the nominees named in Proposal 1, FOR the approval of Proposal 2 and FOR the approval of Proposal 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. At this time, management knows of no such other business.

IMPORTANT
REVISED		THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SEL-ADDRESSED, POSTAGE- PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
Signature
Signature, if jointly held
Date	_____________________________________________,2009

IMPORTANT: Please date and sign exactly as the name appears herein and return this proxy in the enclosed envelope. Persons signing as executors, administrators, trustees, etc. should so indicate. If shares are held jointly, each joint owner should sign. In the case of a corporation or partnership, the full name of the organization should be that of a duly authorized officer or partner.

IMPORTANT:	ALTHOUGH YOU MAY HAVE ALREADY RECEIVED A PROXY CARD AND VOTED, YOU MUST RESUBMIT YOUR VOTE USING THIS PROXY CARD. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

VASCO DATA SECURITY INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS — June 10, 2009

1901 South Meyers Road, Oakbrook Terrace, Illinois 60181

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

REVISED

The undersigned hereby appoints T. Kendall Hunt and Clifford Bown, and each of them with full power of substitution, as proxies to vote all the shares of common stock of VASCO Data Security International, Inc., a Delaware corporation, that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on June 10, 2009 and at any adjournment thereof, as designated for the items set forth and in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 30, 2009.

The Board of Directors recommends a vote FOR the election of the Director nominees set forth in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

1. The election of the following individuals as Directors:	FOR	WITHHELD
01 T. Kendall Hunt	☐	☐
02 Michael P. Cullinane	☐	☐
03 John N. Fox, Jr.	☐	☐
04 John R. Walter	☐	☐
05 Jean K. Holley	☐	☐

2. Proposal to approve the Vasco Data Security International, Inc. Executive Incentive Compensation Plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN
3. Proposal to approve the Vasco Data Security International, Inc. 2009 Equity Incentive Plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 10, 2009: The Company’s Proxy Statement and Annual Report are available at www.vasco.com/investors.

Important: Please sign and date this proxy on the reverse side.